SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 30, 2008
                                                   -----------------------------

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
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               (Exact Name of Registrant as Specified in Charter)

         New York                      1-4858                    13-1432060
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(State or Other Jurisdiction         (Commission              (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)


521 West 57th Street, New York, New York                           10019
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code   (212) 765-5500
                                                   -----------------------------

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. ("IFF" or the "Company") dated
January 30, 2008 reporting IFF's financial results for the quarter and year ended December 31, 2007.

Non-GAAP financial measures: To supplement the Company's financial results presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company uses, and has also included in the attached press release and as part of its web cast, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes the most directly comparable GAAP financial measure.

The Company discloses, and management internally monitors, the sales performance of international operations on a basis that eliminates the positive or negative effects that result from translating foreign currency sales into U.S. dollars. Management uses this constant dollar measure because it believes that it enhances management's and our investors' assessment of the sales performance of the Company's international operations and comparability between reporting periods.

The Company uses certain non-GAAP financial operating measures in connection with the fourth quarter results which exclude, as applicable, (i) gain on dispositions of assets in each of the 2007 and 2006 periods, (ii) restructuring charge in the 2006 period, and (iii) benefit of a favorable tax ruling in the 2006 period, relating to years prior to 2006.

In connection with the full year results, the Company uses certain non-GAAP financial operating measures which exclude (i) gains on disposition of assets in 2007 (ii) a 2007 curtailment charge resulting from changes made to the Company's U.S. defined benefit pension plan, (iii) benefit of a favorable tax ruling in each of the 2007 and 2006 periods, (iv) Other income in 2006 that primarily consists of gains on asset disposals, (v) a 2006 insurance recovery relating to a product contamination issue and (vi) restructuring charges in 2006. Management uses these financial measures in preparing operating plans, evaluating actual performance, assessing historical performance over reporting periods, assessing management performance, and assessing operating performance against other companies. This information may also aid investors in further understanding and evaluating the Company's period to period operating performance and financial results. A material limitation of these financial measures is that such measures do not reflect actual GAAP amounts, an asset disposition gain and an insurance recovery include actual cash inflows; restructuring charges include in part actual cash outlays; and benefits from favorable tax rulings reflect actual accounting and cash benefit realized. Management compensates for these limitations by clarifying that these measures are only one operating metric used for internal financial analysis and planning purposes and should not be considered in isolation, and by providing the directly comparable GAAP financial measure.


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

The Company also uses a non-GAAP effective tax rate which excludes the benefit of the favorable tax ruling in the 2006 fourth quarter, and for each of the 2007 and 2006 full years excludes the benefit of the favorable tax ruling in each of the 2007 and 2006 periods. The Company uses these non-GAAP financial measures which exclude the benefit of these favorable tax rulings because, given the unique nature of these benefits, including information without the impact of these tax benefits may be more representative of the Company's effective tax rate and may assist investors in evaluating the Company's period to period effective tax rate, in a manner consistent with how management evaluates this financial measure. A material limitation of this financial measure is that tax benefits reflect actual accounting and cash benefits realized and do not reflect the actual GAAP amount. Management compensates for such limitation by clarifying that this measure is only one operating metric and is used for internal financial analysis and planning purposes and should not be considered in isolation, and by providing the directly comparable GAAP financial measure.

The Company also uses a non-GAAP financial measure which excludes the effect in 2005 of the American Jobs Creation Act of 2004 (AJCA). Management believes that given the unique nature of this item, including this information without the impact of such repatriation, is more representative of the Company's operational performance and effective tax rate and may assist investors in evaluating the Company's period to period financial results, in a manner consistent with how management has evaluated such performance.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

      99.1 Press Release of International Flavors & Fragrances Inc., dated January 30, 2008.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INTERNATIONAL FLAVORS & FRAGRANCES INC.


Dated: January 30, 2008                  By: /s/ Douglas J. Wetmore
                                             --------------------------------
                                             Name:  Douglas J. Wetmore
                                             Title: Senior Vice President and
                                                    Chief Financial Officer


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